Exhibit 3.5

COMPANIES ACTS 1963 to 2013

COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

-of-

AerCap Ireland Limited

(as amended by Special Resolution dated 30 October 2008 and 14 April 2011)

(as amended by Special Resolutions 1, 2 and 3 dated 10 December 2013)

(as amended by Special Resolutions 5 and 6 dated 10 December 2013)

(as amended by Special Resolution dated 14 May 2014)

McCann FitzGerald

Solicitors

Riverside One

Sir John Rogerson’s Quay

Dublin 2

GMB\1827732.11

PART VI - TRANSFER OF SHARES

23.	Execution of instrument of transfer	16
24.	Form of instrument of transfer	16
25.	Restrictions on right to transfer	16
26.	Further requirements	17
27.	Procedure on refusal to register	17
28.	Closing of the Register	17
29.	Retention of instruments of transfer	17
30.	Renunciation of allotment	17

PART VII - TRANSMISSION OF SHARES

31.	Death of member	18
32.	Transmission on death or bankruptcy	18
33.	Registration procedure	18
34.	Rights before registration	18

PART VIII - FORFEITURE OF SHARES

35.	Notice following non-payment of call	18
36.	Contents of notice	19
37.	Forfeiture	19
38.	Disposal of forfeited shares	19
39.	Effect of forfeiture	19
40.	Statutory declaration	19
41.	Non-payment of sums due on share issues	20

PART IX - ALTERATION OF CAPITAL

42.	Increase of capital	20
43.	Consolidation, sub-division and cancellation of capital	20
44.	Reduction of capital	20

PART X - PURCHASE OF OWN SHARES

45.	Purchase of own shares	21

PART XI - GENERAL MEETINGS

46.	Annual general meetings	21
47.	Time and place of general meetings	21
48.	Convening of extraordinary general meetings	21

PART XII - NOTICE OF GENERAL MEETINGS

49.	Length and contents of notice	21
50.	Short notice	22
51.	Extended notice	22
52.	Accidental omission to give notice	22

PART XIII - PROCEEDINGS AT GENERAL MEETINGS

53.	Special business	22
54.	Quorum	23
55.	Absence of quorum	23
56.	Chairman of general meetings	23
57.	Chairman in absence of any Director	23
58.	Adjournment	23
59.	Decision by show of hands or poll	23
60.	Taking of poll	24
61.	Equality of Votes	24
62.	Time of taking poll	24

PART XIV - VOTES OF MEMBERS

63.	Voting rights	24
64.	Voting by joint holders	24
65.	Voting by incapacitated members	24
66.	Restrictions of voting rights	25
67.	Time for objection to voting	25
68.	Voting in person or by proxy	25
69.	Appointment of proxy	25
70.	Deposit of proxy instruments	25
71.	Form of proxy instruments	26
72.	Proxy may demand poll	26
73.	Effect of revocation of proxy	26
74.	Resolutions in writing	26
75.	Bodies corporate acting by representatives at meetings	26

PART XV - DIRECTORS

76.	Number of Directors	27
77.	Holding Company’s power to appoint Directors	27
78.	Resolution for joint appointment of Directors	27
79.	Alteration of number of Directors	27
80.	Directors’ power to appoint Directors	27
81.	Removal of Directors	27
82.	Shareholders’ power to appoint Directors	28
83.	No share qualification	28
84.	Ordinary remuneration of Directors	28
85.	Special remuneration of Directors	28
86.	Disqualification of Directors	28
87.	Executive Directors	29
88.	Alternate Directors	29

PART XVI - POWERS AND DUTIES OF DIRECTORS

89.	Directors’ powers	30
90.	Appointment of attorneys	30
91.	Borrowing powers	31

92.	Declaration of interest	31
93.	Restriction on Directors’ voting	31
94.	Entitlement to hold other office	31
95.	Execution of negotiable instruments	31
96.	Entitlement to grant pensions	32
97.	Minutes of meetings	32

PART XVII - PROCEEDINGS OF DIRECTORS

98.	Convening and regulation of Directors’ meetings	33
99.	Quorum for Directors’ meetings	33
100.	Powers of continuing Directors following vacancy	33
101.	Chairman of Directors’ meetings	33
102.	Delegation of powers to Committees and Sub-Committees	34
103.	Regulation of Committee and Sub-Committee meetings	34
104.	Validity of acts of Directors, Committees and Sub-Committees	34
105.	Resolutions in writing	34

PART XVIII - SECRETARY

106.	Appointment of Secretary	35

107.	Assistant or acting secretary	35

PART XIX - THE SEAL

108.	Use of Seal	35
109.	Seal for use abroad	35

PART XX - DIVIDENDS

110.	Declaration of dividends	36
111.	Interim dividends	36
112.	Dividends to be paid in accordance with law	36
113.	Specification of relevant reserves or period	36
114.	Dividends payable by reference to amounts paid up	36
115.	Deductions from dividends	36
116.	Retention of dividends pending registration	37
117.	Dividends not to bear interest	37
118.	Mode of payment of dividends	37
119.	Receipt by joint holders	37
120.	Dividends in specie	37

PART XXI - ACCOUNTS

121.	Keeping of books of account	38
122.	Location of books of account	38
123.	Inspection of books of account	38

124.	Preparation of annual accounts	38
125.	Members’ entitlement to copies of accounts	38
126.	Auditors’ Report	38
127.	Auditors	39

PART XXII - CAPITALISATION OF PROFITS
AND RESERVES

128.	Capitalisation of profits and reserves	39

PART XXIII - NOTICES

129.	Service of notices	40
130.	Service on joint holders	40
131.	Service on transmission of shares	40
132.	Provision of service address within the State	40
133.	Address for service following transmission, disability etc.	40
134.	Signature to notices	41
135.	Counting of day of service	41
136.	Persons entitled to notice of general meetings	41

PART XXIV - MISCELLANEOUS

137.	Winding up	41
138.	Indemnity	42
139.	Insurance	42
140.	Record dates	42

COMPANIES ACTS 1963 to 2013

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

-of-

AerCap Ireland Limited

l.                         The name of the Company is AerCap Ireland Limited.

2.                     The objects for which the Company is established are:

(a)                                 To purchase, sell, lease, take on lease, take in, exchange, charter, hire, demise, acquire, dispose of, construct, equip, maintain, repair, improve or alter aircraft, ships, vessels, spacecraft and vehicles of all kinds.

(b)                                 To carry on business as brokers or agents for the sale, purchase, exchange, charter, hire, demise, acquisition, disposal, construction, equipping, maintenance, repair, improvement, or alteration of aircraft, ships, vessels, spacecraft, craft and vehicles of all kinds.

(c)                                  To carry on the business of a holding company and for such purpose to acquire and hold, either in the name of the Company or in the name of any nominee or agent, any shares, stocks, bonds, debentures or debenture stock (whether perpetual or not), loan stock, notes, obligations or other securities or assets of any kind, whether corporeal or incorporeal (in this paragraph referred to as “Securities”) issued or guaranteed by any company and similarly to acquire and hold as aforesaid any Securities issued or guaranteed by any government, state, ruler, commissioners, or other public body or authority (sovereign, dependent, national, regional, local or municipal), and to acquire any Securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit and to exercise and enforce all rights and powers conferred by or incidental to the ownership of any Securities.

(d)                                 To establish, maintain and operate air transport, shipping and road transport services and all ancillary services.

(e)                                  To act as chartering agents, merchants, freight contractors, warehousemen, wharfingers, lightermen, stevedores and forwarding agents, and as underwriters and insurers of aircraft, ships, vessels, craft and vehicles of all kinds and of goods and other property and as consultants on air and maritime affairs, and as providers of management and training services of all kinds.

(f)                                   To own, manage, work, and trade with aircraft, ships, vessels, craft and vehicles of all kinds with all necessary and convenient equipment, or any shares or interests in aircraft, ships, vessels, craft and vehicles of all kinds, including shares, stocks, or securities of companies possessed of or interested in any aircraft, ships, vessels, craft and vehicles of all kinds.

(g)                                  To make such provision for the education and training of employees and prospective employees of the Company and others as may seem to the Company to be advantageous to or calculated, whether directly or indirectly, to advance the interests of the Company or any member thereof.

(h)                                 To act as managers, consultants, supervisors and agents of other companies, or undertakings, and to provide for such companies or undertakings, managerial, advisory, technical, purchasing, selling and other services, and to enter into such agreements as are necessary or advisable in connection with the foregoing.

(i)                                     To carry on all or any of the businesses of carriers by air, land or water, agents for, or managers of, aircraft and air transport services, shipowners, ship-brokers, shipping and other agents, forwarding agents, freight contractors, warehousemen, cargo contractors and agents, importers, exporters, dealers in oils and petrol, general commission agents, brokers and factors. To buy, sell, manufacture, repair, alter, exchange, let on hire, import, export and deal in all kinds of articles and things which may be required  for the purpose of any of the businesses referred to in this Memorandum or commonly supplied or dealt in by persons in any such businesses or which may seem capable of being profitably dealt with in connection with any of the said businesses.

(j)                                    To carry on all of the said businesses or any one or more of them as a distinct or separate business or as the principal business of the Company, to carry on any other business manufacturing or otherwise which may seem to the Company capable of being conveniently carried on in connection with the above or any one of the above or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property or rights.

(k)                                 To take part in the formation, management, supervision or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any Directors, accountants or other experts and agents, to transact or carry on all kinds of agency business and in particular in relation to the investment of money, sale of property and the collection and receipt of money.

(l)                                     As an object of the Company and as a pursuit in itself or otherwise, and whether for the purpose of making a profit or avoiding a loss or for any other purpose whatsoever, to engage in currency exchange and interest rate transactions and any other financial or other transactions of whatever nature, including (without limiting the foregoing) any transaction for the purposes of, or capable of being for the purposes of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or from any other risk or factor affecting the Company’s business, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign and Irish currency, spot and forward exchange rate contracts, forward rate agreements, caps, floors and collars, futures, options, swaps, and any other currency interest rate and other hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing.

(m)                             To the extent that the same is permitted by law, to give financial assistance for the purpose of or in connection with a purchase or subscription of or for shares in the Company or the Company’s holding company for the time being (as defined by Section 155 of the Companies Act, 1963) and to give such assistance by any means howsoever permitted by law.

(n)                                 To purchase or by any other means acquire any freehold, leasehold or other property for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, offices, factories, mills, works, wharves, roads, railways, tramways, machinery, engines, rolling stock, plant and live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever.

(o)                                 To establish, regulate and discontinue agencies, and to undertake and transact all kinds of agency business which an ordinary individual may legally undertake.

(p)                                 To acquire by subscription, purchase or otherwise and to accept and take, hold or sell and to guarantee or underwrite the subscription or sale of shares, stocks, debentures, debenture stock, bonds, obligations or securities issued or guaranteed by any company, society, association or undertaking, constituted or carrying on business in the Republic of Ireland or in the United Kingdom of Great Britain and Northern Ireland or in any colony or dependency or possession thereof or in any foreign country.

(q)                                 To buy, acquire, sell, manufacture, repair, convert, alter, take on hire, let on hire and deal in machinery, plant, works, implements, tools, rolling stock, goods, and things of any description required in connection with the aforesaid businesses.

(r)                                    To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company, or which the Company shall consider to be preliminary thereto.

(s)                                   To purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any company, society, partnership, or person, carrying on any business which the Company is authorised to carry on, or of a character similar, or auxiliary or ancillary thereto, or connected therewith, or possessed of any property suitable for any of the purposes of the Company, and to conduct or carry on, or liquidate and wind up, any such business.

(t)                                    To apply for and take out, purchase or otherwise acquire any trade marks, designs, patents, copyright or secret processes, which may be useful for the Company’s objects, and to grant licences to use the same.

(u)                                 To adopt such means of making known the business products and goods of the Company as may seem expedient.

(v)                                 To give credit to or become surety or guarantor for any person or company and to give all descriptions of guarantees and indemnities upon such terms as may seem expedient and either with or without the Company receiving any consideration and/or benefit therefor and to guarantee, indemnify, support and/or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods, the performance of the obligations of and the repayment or payment of the principal amounts of any premiums, interest and dividends on any securities of any person, firm or company and in particular (without prejudice to the generality of the foregoing) to give (with or without consideration and/or any benefit) security for any debts, obligations or liabilities of any company which is for the time being the holding company or a subsidiary (both as defined by Section 155 of the Companies Act, 1963, or any statutory re-enactment of the same) of the Company or any other subsidiary as defined by the said Section of the Company’s holding company or otherwise associate with the Company in business.

(w)                               To draw, make, accept, endorse, discount, negotiate and issue bills of exchange, promissory notes, bills of lading and other negotiable or transferable instruments.

(x)                                 To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by the creation of charges or mortgages (whether legal or equitable) or floating charges upon the undertaking and all or any of the property and rights of the Company both present and future including its goodwill and uncalled capital, or by the creation and issue on such terms and conditions as may be thought expedient of debentures, debenture stock or other securities of any description.

(y)                                 To receive money on deposit from customers and employees with or without allowance of interest thereon, and to advance and lend money upon such security as may be thought proper, or without taking any security therefor.

(z)                                  To invest and deal with the moneys of the Company not immediately required and in such manner as from time to time may be determined.

(aa)                          To remunerate by cash payment or allotment of shares or securities of the Company credited as fully paid-up or otherwise, any person or company for services rendered or to be rendered to the Company, whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures or other securities of the Company, or in or about the formation or promotion of the Company.

(bb)                          To provide for the welfare of persons in the employment of, or holding office under, or formerly in the employment of, or holding office under the Company, or its predecessors in business, or any Directors or ex-Directors of the Company, and the wives, widows and families, dependants or connections of such persons, by grants of money, pensions or other payments, and by forming and contributing to pension, provident or benefit funds or profit sharing or co- partnership schemes for the benefit of any such persons, and by providing or subscribing towards places of instruction and recreation, and hospitals, dispensaries, medical and other attendances, and other assistance, as the Company shall think fit, and to form, subscribe to or otherwise aid, charitable, benevolent, religious, scientific, national, or other institutions, exhibitions or objects, which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operations or otherwise.

(cc)                            To enter into and carry into effect any arrangement for joint working in business, or for sharing of profits, or for amalgamation, with any other company or association, or any partnership or person, carrying on any business or proposing to carry on any business within the objects of this Company.

(dd)                          To establish, promote and otherwise assist any company or companies or associations for the purpose of acquiring all or any of the property or liabilities of this Company, or of furthering the objects of this Company, or for the purpose of prosecuting or executing any undertakings, works, projects or enterprises of any description.

(ee)                            To accept stock or shares in, or the debentures, mortgages or other securities of any other company in payment or part payment for any services rendered, or for any sale made to, or debt owing from any such company, whether such shares shall be wholly or only partly paid up, and to hold and retain or re-issue with or without guarantee, or sell, mortgage or deal with any stock, shares, debentures, mortgages or other securities so received, and to give by way of consideration for any of the acts and things aforesaid, or property acquired, any stock, shares, debentures, mortgages or other securities of this or any other company.

(ff)                              To obtain any provisional order or Act of the Oireachtas or Charter for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(gg)                            To enter into any arrangement with any government or local or other authority that may seem conducive to the Company’s objects or any of them, and to obtain from any such government, or authority, any rights, privileges and concessions which the Company may think it desirable to obtain, and to carry out, and to exercise and comply with the same.

(hh)                          To procure the Company to be registered or recognised in any part of the United Kingdom of Great Britain and Northern Ireland or in any colony or dependency or possession thereof, or in any foreign country.

(ii)                                  To distribute in specie or otherwise as may be resolved, any assets of the Company among its members, and particularly the shares, debentures or other securities of any other company formed to take over the whole or any part of the assets or liabilities of this Company.

(jj)                                To sell, improve, manage, develop, exchange, lease, hire, mortgage, dispose of, turn to account or otherwise deal with all or any part of the undertaking, property and rights of the Company.

(kk)                          To do all or any of the matters hereby authorised in any part of the Republic of Ireland or of the United Kingdom of Great Britain and Northern Ireland or in any colony or dependency or possession thereof or in any foreign country, and either alone or in conjunction with, or as contractors, factors, trustees or agents for, any other company or person, or by or through any factors, trustees or agents; and generally to do all such other things as may appear to be incidental or conducive to the attainment of the above objects or any of them.

(ll)                                  As an object of the Company in itself and as a pursuit in itself or otherwise, to give credit to or become surety or guarantor for any person or company and to give all descriptions of guarantees and indemnities for any person or company upon such terms as may seem expedient and either with or without the Company receiving any consideration and/or benefit therefore in connection with or as a consequence of the reorganisation of the shareholding of AerCap Inc. to occur on or about July 2007.

And it is hereby declared that in the interpretation of these presents, the meaning of any of the Company’s objects shall not be restricted by reference to any other object, or by the juxtaposition of two or more objects, and that, in the event of any ambiguity, this Clause shall be construed in such a way as to widen, and not to restrict, the powers of the Company.

3.                                      The liability of the members is limited.

4.                                      The share capital of the Company is US$300,000,000 divided into 19,820,437,425 ordinary shares of US$0.01 each and 10,179,562,575 redeemable shares of US$0.01 each.

We, the several persons whose names, and addresses are subscribed, wish to be formed into a Company in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Number of
Names, Addresses and Descriptions	Shares taken
of Subscribers	by each Subscriber.

Mary Larkin	One
11 Cabra Park
Dublin 7

Secretary

Bernadette Burgess	One
112 Collins Avenue East
Dublin 5

Secretary

Total Shares taken:	Two

Dated the 6th day of June 1975.

Witness to the above signatures:-

Brian McLoghlin

Dublin Airport

Dublin

Solicitor’s Apprentice

COMPANIES ACTS 1963 to 2013

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

AerCap Ireland Limited

(as amended by Special Resolution dated 30 October 2008 and 14 April 2011)

(as amended by Special Resolutions 1, 2 and 3 dated 10 December 2013)

(as amended by Special Resolutions 5 and 6 dated 10 December 2013)

(as amended by Special Resolution dated 14 May 2014)

PART I - PRELIMINARY

1                                                     Table A not to apply

The regulations contained in Table A in the First Schedule to the Companies Act, 1963 shall not apply to the Company.

2                                                     Interpretation

(1)                                 In these Regulations the following words and symbols shall have the following meanings unless such meanings are inconsistent with the subject or context:

Words	Meanings

Act	The Companies Act, 1963.

Acts	The Companies Acts 1963 to 2013.

Auditors	The auditors for the time being of the Company.

Board	The board of Directors for the time being of the Company

Business Day	A day on which banks are open for business in
Dublin.

Class Meeting	Meeting of holders of one class of shares in the Company.

Directors	The directors for the time being of the Company or the directors present at a duly convened meeting of the board of directors at which a quorum is present.

Dollars and US$	The lawful currency of the United States of America.

Euro/EUR and €

The currency referred to in the second sentence of Article 2 of Council Regulation (EC) No. 974/98 of 3 May 1998 and as adopted as the single currency of the participating European Union Member States.

Holding Company

Any body holding more than half in nominal value of the equity share capital (as defined in section 155(5) of the Act) and of the shares in the Company carrying voting rights (other than voting rights which arise only in specified circumstances).

Office	The registered office for the time being of the Company.

Ordinary Shares	Ordinary Shares of US$0.01 each in the capital of the Company.

Paid up	Paid up or credited as paid up.

Register	The register of members to be kept as required by Section 116 of the Act.

Secretary	Shall include an assistant secretary or an acting secretary for the time being.

State	The Republic of Ireland.

these Regulations	These articles of association as altered from time to time and in force for the time being.

(2)                       References in these Regulations to any enactment or to any section or provision thereof shall include such enactment, section or provision as the same may be amended, replaced or re-enacted from time to time and be in force for the time being.

Expressions referring to writing shall, unless the contrary intention appears, be construed as including reference to printing, lithography, photography and any other means of reproducing or representing words in visible form.

Words importing the singular number only shall include the plural number and vice versa, and words importing the masculine gender shall include the feminine gender.  Words importing persons shall include corporations.  Unless the contrary intention appears, words or expressions contained in these

Regulations shall bear the same meaning as in the Acts as in force at the date on which these Regulations become binding on the Company.

Unless the contrary intention appears, any reference to a Regulation shall be construed as a reference to a Regulation of these Regulations and any reference in a Regulation to a paragraph or subparagraph shall be construed as a reference to a paragraph of the Regulation or (as the case may be) a subparagraph of the paragraph in which the reference is contained.

(3)                       None of the headings or captions appearing in these Regulations shall affect the construction hereof.

PART II - SHARE CAPITAL

3                        Private Company

(1)                                 The Company is a private company, and accordingly:

(a)                                 the right to transfer shares is restricted in the manner hereinafter prescribed;

(b)                                 the number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were while in such employment, and have continued after the determination of such employment to be members of the Company) is limited to fifty; so however that where two or more persons hold one or more shares in the Company jointly they shall for the purposes of this Article be treated as a single member;

(c)                                  any invitation to the public to subscribe for any shares or debentures of the Company is prohibited;

(d)                                 the Company shall not have power to issue share warrants to bearer.

(2)                                 If and for so long as the Company has only one member:

(a)                                 in relation to a general meeting, the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member shall be a quorum;

(b)                                 a proxy for the sole member may vote on a show of hands;

(c )                               the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member shall be Chairman of any general meeting of the Company;

(d)                                 all other provisions of these Regulations apply with any necessary modification (unless the provision expressly provides otherwise).

4                        Share Capital

(1)                                                   Authorised share capital

The share capital of the Company is US$300,000,000 divided into 19,820,437,425 ordinary shares of US$0.01 each and 10,179,562,575 redeemable shares of US$0.01 each.

(2)                                 Liquidation

On a return of capital on liquidation the assets of the Company available for distribution among the members shall be applied as follows and in the following order of priority:

(a)                             First, in payment to the holders of the Ordinary Shares of an aggregate amount of US$100,000,000,000.

(b)                             The surplus shall belong to the holders of the Ordinary Shares.

5                        Rights of shares on issue

Without prejudice to any special rights previously conferred on the holders of any shares or class of shares in the Company, any share in the Company may be issued with such preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by ordinary resolution determine.  Subject to the provisions of the Acts, the Company may issue, or convert any of its shares into, shares which are, or are liable at the option of the Company or the holder, to be redeemed on such terms and in such manner as may be provided by these Regulations; and the Company may cancel any shares so redeemed or may hold them as treasury shares and reissue any such treasury shares as shares of any class or classes.

6                        Authority of Directors to issue shares

(1)                                                  Subject to the provisions of the Acts and these Regulations, the shares shall be at the disposal of the Directors, and they may allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount.

(2)                                                  For the purposes of section 20 of the 1983 Act the Directors are generally and unconditionally authorised to allot relevant securities (within the meaning of the said section 20) up to an aggregate nominal amount equal to the authorised but unissued share capital of the Company provided that this authority shall expire after a period of five years from the date of adoption of these Regulations. The Company may, before such expiry, make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

(3)                                                  In accordance with section 23(10) of the 1983 Act the application of sub-sections (1), (7) and (8) of the said section 23 is hereby excluded in relation to the allotment of equity securities (as defined by sub-section (13) of the said section 23).

7                        Variation of rights

(1)                                 If at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may, subject to the provisions of the Acts and whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, but not otherwise.

(2)                                 The rights conferred upon the holders of the shares of any class shall not, save as expressly provided by these Regulations or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(3)                                 To every such separate general meeting held pursuant to paragraph (1) or (2) of this Regulation all the provisions of these Regulations relating to general meetings of the Company and to proceedings thereat shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal amount of the issued shares of the class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present one member present in person or by proxy shall be a quorum) . Any holder of the shares of the class present in person or by proxy may demand a poll, and each such person shall upon such poll have one vote in respect of every share of the class held by him respectively.

8                        Payment of commission

The Company may exercise the powers of paying commissions conferred by Section 59 of the Act, provided that the rate per cent. and the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by that Section, and the rate of the commission shall not exceed the rate of 10 per cent. of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent. of such price (as the case may be).  Such commission may be satisfied by the payment of cash, or the allotment of fully or partly paid shares or partly in one way and partly in the other.  The Company may also, on any issue of shares, pay such brokerage as may be lawful.

9                        Trusts not recognised/disclosure of interests

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Regulations or by law otherwise provided) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder, but this shall not preclude the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share, when such information is reasonably required by the Company.

PART  III - SHARE CERTIFICATES

10                 Issue of certificates

Every person whose name is entered as a member in the Register shall be entitled without payment to one certificate for all his shares and, if he transfers part of his holding, to one certificate for the balance.  Upon payment of such sum, not exceeding EUR1.30 for every certificate after the first, as the Directors shall from time to time determine, he shall also be entitled to several certificates, each for one or more of his shares.  Every certificate shall be issued within 2 months after allotment or the lodgment with the Company of the transfer of the shares, unless the conditions of issue of such shares otherwise provide, and shall be under the Common Seal of the Company or any official seal kept by the Company pursuant to the Companies (Amendment) Act, 1977, and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon.  The Company shall not be bound to register more than three persons as joint holders of any share (except in the case of executors or trustees of a deceased member) and, in the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

11                 Replacement of certificates

If any such certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such evidence being produced and on payment of such amount not exceeding EUR1.30 as the Directors shall require, and, in case of wearing out or defacement, on delivery up of the old certificate and, in case of destruction or loss, on provision of such indemnity as the Directors deem adequate being given, and the member to whom such renewed certificate is given shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such destruction or loss and incidental to the provision of such indemnity.

PART IV - LIEN ON SHARES

12                 Extent of lien

(1)                                                  The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether immediately payable or not) called or payable at a fixed time in respect of that share; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Regulation.  The Company’s lien on a share shall extend to all dividends payable thereon.

(2)                                                  In relation to the Company’s first and paramount lien on every share (not being a fully paid share) for all monies (whether immediately payable or note) called or payable at a fixed time in respect of that share and the extension of that lien to all dividends payable thereon, in the event that any such shares have been mortgaged or charged by way of security during the time that such shares are mortgaged or charged by way of security, the Company’s lien shall not be a first and paramount lien and shall rank behind any such security and Article 13(1) shall be modified accordingly.

13                 Power of sale

For the purpose of enforcing any such lien as aforesaid the Directors may sell all or any of the shares subject thereto at such time and in such manner as they think fit, but no such sale shall be made unless a sum in respect of which the lien exists is immediately payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder for the time being of the share, or to all the joint registered holders thereof, or the person entitled thereto by reason of his or their death or bankruptcy (as the case may be).

14                 Power to effect transfer

To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof . The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

15                 Application of proceeds of sale

The net proceeds of sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

PART V - CALLS ON SHARES

16                 Power to make calls

The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that except in so far as may be otherwise agreed between the Company and any member in the case of the shares held by him no call shall be payable at less than one month from the date fixed for payment of the last preceding call, and each member shall (subject to receiving at least 14 days’ notice specifying a time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares.  A call may be revoked or postponed as the Directors may determine.  A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed, and may be required to be paid by instalments.

17                 Liability of joint holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

18                 Interest on calls

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding 10 per cent. per annum, as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

19                 Evidence of debt

On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these presents; and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

20                 Instalments treated as calls

Any sum which, by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall, for the purposes of these Regulations, be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment thereof all the relevant provisions of these Regulations as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

21                 Power to differentiate between holders

The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

22                 Interest on moneys paid prior to call

The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting otherwise directs) 10 per cent. per annum, as may be agreed upon between the Directors and the member paying such sum in advance; but any sum paid in excess of the amount for the time being called up shall not be included or taken into account in ascertaining the amount of the dividend payable on the shares in respect of which such advance has been made.

PART VI - TRANSFER OF SHARES

23                 Execution of instrument of transfer

(1)                                 Subject to the provisions of paragraph (2) hereof the instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect thereof.

(2)                                 An instrument of transfer of a fully paid share need not be executed by or on behalf of the transferee and need not be attested.

24                 Form of instrument of transfer

Subject to such of the restrictions of these Regulations as may be applicable, any member may transfer all or any part of the shares held by him by instrument in writing in any usual or common form or any other form which the Directors may approve.

25                 Restrictions on right to transfer

(1)                                                  The Directors may, in their absolute discretion, and without assigning any reason therefor, decline to register any transfer of any share whether or not it is a fully paid share.

(2)                                                  Notwithstanding anything contained in these Regulations the Directors shall not decline to register the transfer of any shares in the Company, including a transfer of shares over which the Company has a lien, nor may they suspend registration thereof where such transfer is executed, or delivered for registration, by any institution or entity to whom such shares have been mortgaged or charged by way of security, or by any nominee of such institution or entity, pursuant to the power of sale under such security and a certificate by any officer of such institution or entity addressed to and delivered to the Company and the then registered owner of such shares certifying that: (i) the shares were so mortgaged or charged; (ii) on the terms of the relevant security document or deed, the institution or entity to whom such shares have been mortgaged or charged by way of security, is entitled to enforce the same and the relevant institution or entity or its nominee become registered as the owner of any such share; and (iii) the transfer was so executed or delivered shall be conclusive evidence of such fact.  Furthermore, at any time whilst such shares are mortgaged or charged by way of security no resolution shall be proposed or passed the effect of which would be to delete or amend this Article unless not less than 21 days’ written notice thereof shall have been given to any such institution or entity by the Company.

26                 Further requirements

The Directors may also decline  to  recognise  any  instrument of transfer unless:

(a)                                 the instrument of transfer is accompanied by the certificate for the shares to which it relates and, if the instrument of transfer is executed by some person other than the registered member, such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

(b)                                 the instrument of transfer is in respect of one class of share only.

27                 Procedure on refusal to register

If the Directors refuse to register a transfer they shall, within seven days after the date on which the transfer was lodged with the Company, send to the proposing transferor and transferee notice of the refusal.

28                 Closing of the Register

The registration of transfers may be suspended at such times and for such periods, not exceeding in the whole 30 days in each year, as the Directors may from time to time determine.

29                 Retention of instruments of transfer

All instruments of transfer which shall be registered shall be retained by the Company.

30                 Renunciation of allotment

Notwithstanding anything in these Regulations, the Directors shall be entitled to refuse to recognise and to refuse to register a renunciation of the allotment of any shares by the allottee in favour of some other person, in the same manner and for the same reasons, if any, but not otherwise as they would be entitled to refuse to recognise or to register a transfer of shares from such allottee to such other person.

PART VII - TRANSMISSION OF SHARES

31                Death of member

In the case of the death of a member, the survivor or survivors where the deceased was a joint holder and the personal representatives of the deceased where he was a sole holder, or only surviving joint holder, shall be the only person(s) recognised by the Company as having any title to his interest in the shares: but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

32                 Transmission on death or bankruptcy

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

33                 Registration procedure

If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.  If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share.  All the limitations, restrictions and provisions of these Regulations relating to the right to transfer, and the registration of transfers of shares shall be applicable to any such notice or transfers aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

34                 Rights before registration

A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; so however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

PART VIII - FORFEITURE OF SHARES

35                 Notice following nonpayment of call

If a member fails to pay any call or instalment of a call on a day appointed for the payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

36                 Contents of notice

The notice shall name a further day (not earlier than the expiration of 14 days from the date of the service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of nonpayment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

37                 Forfeiture

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by resolution of the Directors to that effect.  A forfeiture of shares shall include all dividends declared in respect of the forfeited shares, and not actually paid before the forfeiture.

38                 Disposal of forfeited shares

A forfeited share may be sold, re-issued, or otherwise disposed of, either to the person who was before the forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and whether with or without all or any part of the amount previously paid on the share being credited as paid, and at any time before such sale, re-issue or disposal the forfeiture may be cancelled on such terms as the Directors may think fit.  The Directors may if necessary authorise some person to transfer a forfeited share to such other person.

39                 Effect of forfeiture

A member whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall notwithstanding the forfeiture, remain liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture with interest thereon to the date of payment at such rate not exceeding 10 per cent. per annum as the Directors shall think fit, in the same manner and in all respects as if the shares had not been forfeited, and to satisfy all claims and demands (if any) which the Company might have enforced in respect of the shares at the time of forfeiture without any deduction or allowance for the value of the shares at the time of forfeiture.

40                 Statutory declaration

A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.  The Company may receive the consideration, if any, given for the share on a sale or disposition thereof, and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of, and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-issue or disposal of the share.

41                 Nonpayment of sums due on share issues

The provisions of these Regulations as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

PART IX - ALTERATION OF CAPITAL

42                 Increase of capital

The Company may from time to time by ordinary resolution increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe.

43                 Consolidation, sub-division and cancellation of capital

The Company may from time to time and at any time by ordinary resolution:

(a)                                 Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)                                 Sub-divide its existing shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association of the Company subject, nevertheless, to Section 68(1)(d) of the Act;

(c)                                  Cancel any shares which, at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

44                 Reduction of capital

The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

PART X - PURCHASE OF OWN SHARES

45                 Purchase of own shares

Subject to the provisions of the Acts and these Regulations, the Company may purchase all or any of its own shares of any class, including any redeemable shares.  Neither the Company nor the Directors shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.  Subject as aforesaid, the Company may cancel any shares so purchased or may hold them as treasury shares and re-issue any such treasury shares as shares of any class or classes.  Save as otherwise expressly provided in these Regulations, the rights attached to any class of shares shall be deemed not to be varied by anything done by the Company pursuant to this Regulation.

PART XI - GENERAL MEETINGS

46                 Annual general meetings

(1)                                 Subject to paragraph (2), the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next.

(2)                                 All general meetings of the Company shall be held in the State.

47                 Time and place of general meetings

The annual general meeting shall be held at such time and place as the Directors shall determine.  All general meetings other than annual general meetings shall be called extraordinary general meetings and shall be held at such time and (subject to Regulation 47) place as the Directors shall determine.

48                 Convening of extraordinary general meetings

The Directors may whenever they think fit convene an extraordinary general meeting and an extraordinary general meeting shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by Section 132 of the Act.  If at any time there are not within the State sufficient Directors capable of forming a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

PART XII - NOTICE OF GENERAL MEETINGS

49                                  Length and contents of notice

Subject to Sections 133 and 141 of the Act, an annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days’ notice in writing at the least, and a meeting of the Company (other than an annual general meeting or a meeting for the passing of a special resolution) shall be called by 14 days’ notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of the meeting and shall be given, in the manner hereinafter mentioned, to such persons as are, under the Regulations of the Company, entitled to receive such notice from the Company.  Every such notice shall comply with the provisions of Section 136(3) of the Act as to giving information to members in regard to their right to appoint proxies.  In the case of a meeting convened for the passing of a special resolution or in the case of an extraordinary general meeting, the notice shall also specify the intention to propose the resolution as a special or ordinary resolution, as the case may be.  No business shall be conducted at any general meeting unless a specific description thereof is contained in the notice of the meeting.

50                 Short notice

(1)                                 A general meeting other than a meeting for the passing of a special resolution shall, notwithstanding that it is called by shorter notice than that hereinbefore specified, be deemed to have been duly called if it is so agreed in writing by the Auditors and by all the members entitled to attend and vote thereat.

(2)                                 A resolution may be proposed and passed as a special resolution at a meeting of which less than 21 days’ notice has been given, if it is so agreed in writing by a majority in number of the members having the right to attend and vote at any such meeting, being a majority together holding not less than 90 per cent. in nominal value of the shares giving that right.

51                 Extended notice

Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective unless (except when the Directors have resolved to submit it) notice of the intention to move it has been given to the Company not less than 28 days (or such other period as the Acts permit) before the meeting at which it is to be moved, and the Company shall give to the members notices of any such resolutions as required by and in accordance with the provisions of the Acts.

52                 Accidental omission to give notice

The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any general meeting.

PART XIII - PROCEEDINGS AT GENERAL MEETINGS

53                Special business

All business shall be deemed special that is transacted at an extraordinary general meeting and at an annual general meeting.

54                 Quorum

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business; save as herein otherwise provided two members present in person or by proxy shall be a quorum.

55                 Absence of quorum

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week, at such time and place as the Directors may determine, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

56                 Chairman of general meetings

The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

57                 Chairman in absence of any Director

If at any meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be Chairman of the meeting.

58                 Adjournment

The Chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a meeting is adjourned for thirty days or more, notice of the meeting shall be given as in the case of an original meeting.  Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

59                 Decision by show of hands or poll

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)                                 by the Chairman; or

(b)                                 by any member present in person or by proxy and having a right to vote thereat.

Unless a poll is so demanded a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the

Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

The demand for a poll may be withdrawn.

60                 Taking of poll

Except as provided in Regulation 63, if a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

61                 Equality of votes

Where there is an equality of votes whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote and the resolution shall be deemed not to have been carried.

62                 Time of taking poll

A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken forthwith or as soon as practicable and any business other than that on which a poll is demanded or is required to be taken by these Regulations may be proceeded with pending the taking of the poll.

PART XIV - VOTES OF MEMBERS

63                Voting rights

Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person and every proxy shall have one vote, so, however, that no individual shall have more than one vote, and on a poll every member shall have one vote for each share of which he is the holder.

64                 Voting by joint holders

Where there are joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

65                 Voting by incapacitated members

A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court, and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll.

66                 Restrictions of voting rights

No member shall be entitled to vote at any general meeting unless all calls or other sums immediately payable by him in respect of shares in the Company have been paid.

67                 Time for objection to voting

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

68                 Voting in person or by proxy

Votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

69                 Appointment of proxy

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a body corporate, either under seal or under the hand of an officer or attorney duly authorised.  A member shall in addition be entitled to appoint a proxy by facsimile or electronic transmission but no such appointment shall be valid unless or until the Secretary or any Director shall have endorsed the same with a certificate that he is satisfied as to the authenticity thereof.  A proxy need not be a member of the Company.  Each appointment of a proxy which is made and each instrument appointing a proxy which is sent by facsimile or electronic transmission shall be made or as the case may be sent at the risk of the member(s) making the appointment, and neither the Company nor any of its officers, employees or agents shall have any liability for any failure by the Company or any of its officers, employees or agents for any reason (whether by reason of non-receipt, errors in transmission, illegibility or otherwise) to treat as valid any appointment of a proxy made or any instrument of appointment sent by facsimile or electronic transmission.

70                 Deposit of proxy instruments

The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority shall be deposited at or sent by facsimile or electronic transmission to the Office, or such other place within the State as is specified for that purpose in the notice convening the meeting, not less than 48 hours (or such lesser period as may be permitted by law not being less than 12 hours) before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll before the time appointed for the taking of the poll, and, in default, the instrument of proxy shall not be treated as valid.  An instrument appointing a proxy by facsimile or electronic transmission shall for the purposes of this Regulation be deemed to have been deposited at the Office or such other place as aforesaid immediately upon the Secretary or a Director endorsing thereon the certificate referred to in Regulation 70.

71                 Form of proxy instruments

An instrument appointing a proxy shall be in the following form or in any other form which the Directors may accept.

“AerCap Ireland Limited

I/we                  of                                  being a member/members of the above-named Company hereby appoint                               of                                      or failing him,                                                       of                                   as my/our proxy to vote for me/us on my/our behalf at the (annual or extraordinary, as the case may be) general meeting of the Company to be held on the          day of           20       and at any adjournment thereof.

Signed this       day of         20  .

This form is to be used *in favour of/against the resolution.

Unless otherwise instructed the proxy will vote as he thinks fit.

*strike out whichever is not desired.”

72                 Proxy may demand poll

The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

73                 Effect of revocation of proxy

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, if no intimation in writing of such death, insanity, revocation or transfer as aforesaid is received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

74                 Resolutions in writing

A resolution in writing (other than one in respect of which extended notice is required by the Act to be given) signed by all the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly appointed representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held and, if described as a special resolution, shall be deemed to be a special resolution within the meaning of the Act.  Any such resolution may consist of several documents in the like form each signed by one or more members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly appointed representatives).

75                 Bodies corporate acting by representatives at meetings

Any body corporate which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the

Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company.

PART XV — DIRECTORS

76                 Number of Directors

Unless and until otherwise determined by the Company by ordinary resolution, the number of Directors shall not be less than three.

77                 Holding Company’s power to appoint Directors

(1)                                                  If and so long as any body is for the time being a Holding Company the power to appoint Directors (whether to fill casual vacancies or as an addition to the Board or otherwise), and the power to remove any Director, howsoever appointed, shall reside exclusively in the Holding Company                .

(2)                                                  Any such appointment or removal shall be effected by a notice in writing signed by a director or secretary of the Holding Company and shall be effective forthwith upon the delivery of such notice to the Company at the Office.

78                 Resolution for joint appointment of Directors

Subject to Regulation 77, a motion for the appointment of two or more persons as Directors of the Company shall not be put at any general meeting unless a resolution that it shall be so put has first been agreed to by the meeting without any vote being given against it.

79                 Alteration of number of Directors

The Company may from time to time by ordinary resolution increase or reduce the number of Directors.

80                 Directors’ power to appoint Directors

Subject to Regulation 77, the Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total number of Directors shall not at any time exceed the number fixed in accordance with these Regulations.

81                 Removal of Directors

Subject to Regulation 77, the Company may, by ordinary resolution of which extended notice has been given in accordance with the provisions of the Act, remove any Director notwithstanding anything in these Regulations or in any agreement between the Company and such Director.  Nothing in this Regulation shall be taken as depriving a person removed thereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.

82                 Shareholders’ power to appoint Directors

Subject to Regulation 77, the Company may by ordinary resolution appoint another person in place of a Director removed from office in accordance with Regulation 82 and without prejudice to the powers of the Directors under Regulation 81 the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or, subject to the maximum number of Directors fixed by these Regulations, as an additional Director.

83                 No share qualification

A Director shall not require a share qualification but nevertheless shall be entitled to attend and speak at any general meeting and at any Class Meeting.

84                 Ordinary remuneration of Directors

The remuneration of the Directors shall be such amount not exceeding in the aggregate EUR444,410 per annum as the Directors may determine, together with such additional remuneration (if any) as may be determined by the Company in general meeting.  Such remuneration shall be divided among the Directors as they may agree and, failing agreement, equally, and shall be deemed to accrue from day to day.  The Directors may also be paid all travelling, hotel and other expenses properly incurred by them when attending and returning from meetings of the Directors or any Committee of Directors or generally.

85                 Special remuneration of Directors

Any Director who serves on any committee or who devotes special attention to the business of the Company or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director may be paid such extra remuneration by way of salary, commission, participation in profits or otherwise as the Directors may determine.

86                 Disqualification of Directors

The office of a Director shall be vacated automatically:-

(a)                                 If he becomes bankrupt or he makes any arrangement or composition with his creditors generally.

(b)                                 If he becomes permanently incapacitated.

(c)                                  If he becomes of unsound mind.

(d)                                 If he ceases to be a Director or is prohibited from being a Director by an Order made under any provision of the Acts as from time to time amended or is restricted under Part VII of the Companies Act, 1990.

(e)                                  If he is absent from meetings of the Directors for six successive months without leave, and his alternate Director (if any) shall not during such period have attended in his stead, and the Directors resolve that his office be vacated.

(f)                                   If he (not being a Director holding for a fixed term an executive office in his capacity as a Director) resigns his office by notice in writing to the Company.

(g)                                  In the case of a Director appointed to, or otherwise holding, such office for a fixed term, upon the expiry of such term.

87                 Executive Directors

(1)                                 The Directors may from time to time appoint one or more of their body to be the holder of any executive or other office including the office of Managing or Joint Managing Director on such terms and for such period as they think fit and subject to the terms of any agreement entered into in any particular case may revoke such appointment.

(2)                                 A Director so appointed to the office of Managing or Joint Managing Director shall automatically cease to hold such office if he ceases from any cause to be a Director.

(3)                                 A Director so appointed to any other executive office or other office shall automatically cease to hold such office if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise.

(4)                                 A Director holding any such executive or other office shall receive such remuneration, whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another as the Directors may determine.

(5)                                 The Directors may confer upon a Director holding any such executive or other office any of the powers exercisable by them as Directors upon such terms and conditions with or to the exclusion of their own powers, and may from time to time revoke, withdraw or vary all or any such powers.

88                 Alternate Directors

(1)                                 A Director may appoint in writing as his alternate any other Director or the Secretary or any other person being an employee of the Company who for the time being is approved by the Directors as a person suitable for appointment as an alternate Director, and a Director may at any time revoke any appointment so made by him.

(2)                                 Any alternate Director shall be entitled to notice of meetings of Directors, to attend and vote as a Director at any meeting at which his appointor is not personally present, and generally, in the absence of his appointor, to exercise all the functions of his appointor as a Director (except in respect of the power to appoint an alternate) . Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director).

(3)                                 An alternate Director shall while acting as such be deemed an officer of the Company and not the agent of his appointor.  An alternate Director shall not be entitled to receive from the Company any part of the appointor’s remuneration.

(4)                                 An alternate Director shall cease to be an alternate Director if for any reason:-

(a)                                 his appointment is revoked;

(b)                                 his appointor ceases to be a Director; or

(c)                                  he ceases to be a Director, Secretary or (as the case may be) employee of the Company or (being an employee of the Company) he ceases to be approved by the Directors as a person suitable for appointment as an alternate Director.

(5)                                All appointments and revocations of appointments of alternate Directors shall be in writing under hand of the appointor left at the Office, or sent by facsimile or electronic transmission to the Office signed in the name of the appointor provided that in such case the appointment or revocation shall not be effective unless the Secretary or a Director (other than the appointor) shall have endorsed a copy of such facsimile or (as the case may be) electronic transmission with his certificate that he is satisfied as to the authenticity thereof.

PART XVI - POWERS AND DUTIES OF DIRECTORS

89                Directors’ powers

The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Acts or by these Regulations required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Regulations, to the provisions of the Acts and to such directions, being not inconsistent with the aforesaid Regulations or provisions, as may be given by the Company in general meeting; but no direction given by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that direction had not been given.

90                 Appointment of attorneys

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Regulations) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

91                 Borrowing powers

The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and, subject to the Acts, to issue debentures, debenture stock and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party.

92                 Declaration of interest

A Director who is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Directors at which the question of entering into a contract or arrangement is first taken into consideration, if his interest then exists, or in any other case at the first meeting of the Directors after he becomes so interested.  A general notice given by a Director to the effect that he is a member of a specified company or firm and is to be regarded as interested in all transactions with such company or firm shall be sufficient declaration of interest under this Regulation, and after such general notice it shall not be necessary to give any special notice relating to any subsequent transaction with such company or firm, provided that either the notice is given at a meeting of the Directors or the Director giving the notice takes reasonable steps to secure that it is brought up and read at the next meeting of the Directors after it is given.

93                Restriction on Directors’ voting

A Director may vote in any contract, appointment, arrangement, proposed contract, proposed appointment or proposed arrangement in which he is interested and he will be counted in the quorum present at the meeting.

94                 Entitlement to hold other office

A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

95                 Execution of negotiable instruments

All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

96                 Entitlement to grant pensions

The Directors may procure the establishment and maintenance of or participate in or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to, any persons (including Directors and other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessors in business of the Company or any such subsidiary or holding company and the wives, widows, families, relatives or dependents of any such persons.  The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid, or its members, and payments for or towards the insurance of any such persons as aforesaid, and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object.  Provided that any Director shall be entitled to retain any benefit received by him hereunder, subject only, where the Acts require, to proper disclosure to the members and the approval of the Company in general meeting.

97                 Minutes of meetings

The Directors shall cause minutes to be made in books provided for the purpose:

(a)                                 of all appointments of officers made by the Directors;

(b)                                 of the names of the Directors present at each meeting of the Directors and of any Committee appointed under Regulation 104;

(c)                                  of all resolutions and proceedings at all meetings of the Company and of the Directors and of any Committee or Sub-Committee appointed under Regulation 104.

PART XVII  -  PROCEEDINGS OF DIRECTORS

98                Convening and regulation of Directors’ meetings

(1)                                 The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit but subject as provided in paragraph (2).  Questions arising at any meeting shall be decided by a majority of votes.  Where there is an equality of votes, the matter shall be referred to the Shareholders.  The Chairman may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Directors.  Notice of a meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose.  A Director or his alternate may waive notice of any meeting either prospectively or retrospectively.

(2)                                 Meetings of the Directors shall be held in Ireland, not less frequently than quarterly.  Meetings of the Directors shall be held outside Ireland only occasionally.  At least a majority of the Directors present must be physically present in Ireland.  Other Directors may attend by telephone conference or audio- visual communication facilities provided such Director attending the meeting can hear all other Directors.

99                Quorum for Directors’ meetings

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, provided always that the quorum shall not be fixed at less than three individuals, such individuals to be either (i) present in person or (ii) present by telephone conference or audio-visual communication facilities whilst being physically present in Ireland.  Unless fixed by the Directors at any other number, the quorum shall be three.  Any Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

100         Powers of continuing Directors following vacancy

The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in their number but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Regulations, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Regulations as the quorum or that there is only one continuing Director, may act for the purpose of increasing the number of Directors to that number or of summoning general meetings of the Company but not for any other purpose.

101         Chairman of meetings of the Board

The Directors may elect a Chairman of the meetings of the Board and determine the period for which he is to hold office, but if no such Chairman is elected or, if at any meeting of the Board the Chairman is not present, the Vice-Chairman shall act as

Chairman of the meeting of the Board or else the Chairman or Vice-Chairman shall nominate another Director to act as Chairman of the meeting of the Board.

102         Delegation of powers to Committees and Sub-Committees

The Directors may delegate any of their powers to Committees consisting of such person or persons (whether a member or members of their body or not) as they think fit.  Any Committee so formed may delegate any of its powers to Sub-Committees consisting of such person or persons (whether a member or members of such Committee or not) as it thinks fit.  Any Committee or Sub-Committee so formed shall in the exercise of any power so delegated conform to any regulations that may from time to time be imposed upon it by the Directors or (as the case may be) the Committee by whom or by which it was appointed.  For avoidance of doubt, such regulations may permit the Committee or Sub-Committee (as the case may be) to approve by electronic means any matter delegated to it.  Meetings of any such Sub-Committee or Committee shall be held regularly in Ireland.  Such meetings shall be held outside Ireland only occasionally. The chairman of any meeting of any such Sub-Committee or Committee shall be a member of such Sub-Committee or Committee attending the meeting and shall be appointed by a majority of the members of such Sub-Committee or Committee attending the meeting.

103         Regulation of Committee and Sub-Committee meetings

The meetings and proceedings of any such Committee or Sub-Committee consisting of two or more members shall be governed by the provisions of these Regulations regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors or (as the case may be) the Committee by whom or by which it was appointed under the last preceding Regulation.  In particular (and subject to any regulations so made by the Directors or, as the case may be, such Committee) questions arising at any meeting shall be decided by a majority of votes.  Notwithstanding the foregoing meetings of any such Committee or Sub-Committee shall be held regularly in Ireland.  Such meetings shall be held outside Ireland only occasionally.  All Directors attending such meetings should attend in person i.e. not by conference or audio- visual communication facilities.  Where this is not feasible any such meeting using conference or audio- visual communication facilities should be initiated by a Director located in Ireland and only such Directors as are located in Ireland should have voting rights.

104         Validity of acts of Directors, Committees and Sub-Committees

All acts done by any meeting of the Directors or of any Committee or Sub-Committee appointed under Regulation 104 or by any person acting as a Director or as a member of any such Committee or Sub-Committee shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or any member of such Committee or Sub-Committee or any person acting as aforesaid, or that they or any of them were disqualified, be as valid as if such defect had not occurred.

105         Resolutions in writing

A resolution in writing signed by all the Directors shall be as valid as if it has been passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors.  Such a resolution or document may (unless the Directors shall otherwise determine either generally or in any specific case) be transmitted by facsimile or electronic transmission provided that in the case of each such facsimile or electronic transmission the Secretary or a Director shall have endorsed the same with a certificate stating that he is satisfied as to the authenticity thereof.  For the purpose of this Regulation the signature of an alternate Director shall suffice in lieu of the Director whom he represents.

PART XVIII - SECRETARY

106         Appointment of Secretary

The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they think fit; and any Secretary so appointed may be removed by them.

107         Assistant or acting secretary

Anything by the Acts or these Regulations required or authorised to be done by or to the Secretary may be done by or to any assistant or acting secretary, or if there is no assistant or acting secretary capable of acting, by or to any officer of the Company authorised generally or specially on that behalf by the Directors provided that any provision of the Acts or these Regulations requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

PART XIX - THE SEAL

108         Use of Seal

The Common Seal of the Company and any official seal kept by the Company pursuant to the Companies (Amendment) Act 1977, shall be used only by the authority of the Directors or of a Committee of Directors authorised by the Directors in that behalf, and every instrument to which the Common Seal of the Company or such official seal shall be affixed shall be signed by a Director or the Secretary or any employee of the Company  being an employee authorised generally or specifically for this purpose by the Directors or any such Committee of Directors as aforesaid; provided that in the case of any forms of certificate for shares or debentures or representing any other forms of security to which such official seal is to be affixed the Directors may by resolution determine, either generally or in any particular case, that any of such signatures as aforesaid need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any person.

109         Seal for use abroad

The Company may exercise the powers conferred by Section 41 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

PART XX - DIVIDENDS

110         Declaration of dividends

The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

111         Interim dividends

The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.  If at any time the share capital of the Company is divided into different classes, the Directors may pay such interim dividends in respect of shares of any class over which shares of any other class have a preference of any kind with regard to dividend, and provided that the Directors act bona fide they shall not incur any responsibility to the holder of shares carrying a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.  The Directors may also pay half-yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate if they are of opinion that the profits justify the payment.

112         Dividends to be paid in accordance with law

No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of the Acts.

113         Specification of relevant reserves or period

When paying any interim dividend the Directors may and when declaring any dividend a general meeting likewise may specify (i) (whether by reference to the period during which or the time at which such reserves arose or otherwise) the reserves out of which such dividend is paid or payable and/or (ii) the period for or in respect of which such dividend is paid or payable.

114         Dividends payable by reference to amounts paid up

Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of call shall be credited for the purpose of this Regulation as paid on the share.  All dividends shall be apportioned and paid proportionately to the amount paid or credited as paid on the shares during any portion or portions of the period in relation to which the dividend is paid; but if any shares are issued on terms providing that they shall rank for dividend as from a particular date either before or after the date of their issue, they shall rank for dividend accordingly.

115         Deductions from dividends

The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

116         Retention of dividends pending registration

The Directors may retain the dividends payable upon shares in respect of which any person is under Regulation 35 hereof entitled to become a member or which any person under that Regulation is entitled to transfer until such person shall become a member in respect thereof, or shall duly transfer the same.

117         Dividends not to bear interest

(1)                                 Unless otherwise expressly provided by the terms of issue of the relevant share, no dividend on any share shall bear interest as against the Company.

(2)                                 All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

118         Mode of payment of dividends

Any dividend, interest or other monies payable in cash in respect of any share, may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, where there are joint holders, to the registered address of that one of the joint holders who is first named in the Register, or to such person and to such address as the holder or joint holders may direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders may direct, and payment of the cheque or warrant shall be a good discharge for the Company.  Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

119         Receipt by joint holders

Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the shares held by them as joint holders.

120         Dividends in specie

Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets, and in particular of paid up shares, debentures or debenture stock of any other company, or in any one or more of such ways, and the Directors shall give effect to such resolution.  Where a difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as the Directors think expedient, and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part thereof, and otherwise as they think fit.

PART XXI - ACCOUNTS

121         Keeping of books of account

The Directors shall cause proper books of account to be kept relating to:

(a)                                 all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place; and

(b)                                 all sales and purchases of goods by the Company; and

(c)                                  the assets and liabilities of the Company.

Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

122         Location of books of account

The books of account shall be kept at the Office or, subject to Section 202 of the Companies Act, 1990, such other place in the State as the Directors shall think fit, and shall at all reasonable times be open to the inspection of the Directors.

123         Inspection of books of account

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open for the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

124         Preparation of annual accounts

The Directors shall from time to time, in accordance with the Acts, cause to be prepared and to be laid before the annual general meeting of the Company such profit and loss accounts, balance sheets, group accounts and reports as are required by those sections to be prepared and laid before the annual general meeting of the Company.

125         Members’ entitlement to copies of accounts

A copy of the Directors’ and Auditors’ Reports, accompanied by copies of the balance sheet, profit and loss account and other documents required by the Acts to be annexed to the balance sheet shall, 21 days at least before the annual general meeting, be delivered or sent by post to the registered address of every member and every holder of debentures in the Company (whether or not they are entitled to receive notice of the meeting) and to the Auditors provided that if copies of such documents are sent less than 21 days before the date of the meeting, they shall, notwithstanding that fact, be deemed to have been duly sent if it is so agreed by all the members entitled to attend and vote at the meeting.

126         Auditors’ report

The Auditors’ Report shall be read before the Company in general meeting, and shall be open to inspection by any member.

127         Auditors

Auditors shall be appointed and their duties regulated in accordance with the Acts, and the provisions of the Acts in regard to audit and auditors shall be observed.

PART XXII - CAPITALISATION OF PROFITS AND RESERVES

128         Capitalisation of profits and reserves

The Directors may with the authority of an ordinary resolution of the Company passed upon the recommendation of the Directors:

(a)                                 subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the share premium account or capital redemption reserve or any other reserve of the Company;

(b)                                 appropriate the sum resolved to be capitalised to the members holding Ordinary Shares in the proportions in which such members would be entitled to participate in a distribution of that sum if the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other; provided that the share premium account, the capital redemption reserve and any profits which are not available for distribution may, for the purposes of this Regulation, only be applied in paying up unissued shares (excluding, in the case of the share premium account and the capital redemption reserve, redeemable shares) to be issued to members credited as fully paid; and provided further that in the case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company the amount of the net assets of the Company at that time is not less than the aggregate of the called-up share capital of the Company and its undistributable reserves and would not be reduced below that aggregate by any such payment as shown in the latest audited accounts of the Company or such other accounts as may be relevant;

(c)                                  resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall so long as such shares remain partly paid rank for dividend only to the extent that the latter shares rank for dividend;

(d)                                 make such provision by the issue of fractional certificates or by ignoring fractions or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable in fractions;

(e)                                  authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any further shares to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members; and

(f)                                   generally do all acts and things required to give effect to such resolution as aforesaid.

PART XXIII - NOTICES

129         Service of notices

Notice may be given by the Company to any member either personally or by sending it by post or electronic transmission to him to his registered address.  Where a notice or other document is served by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice, and to have been effected in the case of the notice of a meeting at the expiration of 120 hours after the letter containing the same was posted; and in proving such service by post, it shall be sufficient to prove that the envelope containing the notice was properly addressed and put into the Post Office.  A certificate in writing signed by the Secretary or any other officer of the Company that the envelope containing the notice was so addressed and posted shall be conclusive evidence thereof.  A notice given by facsimile or electronic transmission shall be deemed to have been received simultaneously with despatch.

130         Service on joint holders

A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share, and notice so given shall be sufficient notice to all the joint holders.

131   Service on transmission of shares

A notice may be given by the Company to the person or persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to such person or persons by name or by the title of the representatives of the deceased or Official Assignee in Bankruptcy or by any like description at the address supplied for the purpose by the person or persons claiming to be so entitled, or (until such address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

132         Provision of service address within the State

Any member entered in the Register as being of an address outside the State may if he so wishes from time to time give the Company an address within the State at which notices may be served upon him whereupon he shall be entitled to have notices served upon him at such address instead of at his address outside the State.

133         Address for service following transmission, disability, etc.

Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

134         Signature to notices

The signature to any notice to be given by the Company may be written or printed.

135         Counting of day of service

Where a given number of days’ notice, or notice extending over any other period, is required to be given, the day of service shall, unless it is otherwise provided by these Regulations or required by the Acts, be counted in such number of days or other period.

136         Persons entitled to notice of general meetings

A notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)                                 every member of the Company entitled to attend or vote thereat; and

(b)                                 every person upon whom the ownership of a share devolves by reason of his being a personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a member, where the member but for his or its death, bankruptcy, liquidation or disability would be entitled to receive notice of the meeting; and

(c)                                  the Auditors; and

(d)                                 every Director for the time being of the Company.

No other person shall be entitled to receive notices of general meetings.  Every person entitled to receive notice of a general meeting shall be entitled to attend thereat.

PART XXIV - MISCELLANEOUS

137         Winding-up

If the Company is wound-up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Acts, divide among the contributories in specie or kind the whole or any part of the assets of the Company (whether or not they shall consist of property of the same kind) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid, and may determine how such division shall be carried out as between the members or different classes of members.  The liquidator may, with a like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with a like sanction, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

138         Indemnity

Subject to the provisions of and so far as may be permitted by the Acts, but without prejudice to any indemnity to which he or they may otherwise be entitled, every Director and other officer of the Company and the Auditors shall be indemnified out of the assets of the Company against any liability, loss or expenditure incurred by him or them in the execution or discharge of his or their duties or the exercise of his or their powers or otherwise in relation to or in connection with his or their duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him or them in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by him or them as officers or employees of the Company and in which judgment is given in his or their favour or in which he or they are acquitted or which are otherwise disposed of without any finding or admission of guilt or breach of duty on his or their part, or incurred by him or them in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or them by the Court.  To the extent permitted by law and by the Company in general meeting, the Directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any Director, officer or the Auditors in relation to anything done or alleged to have been done or omitted to be done by him or them as Director, officer or Auditors.

139         Insurance

Subject to the provisions of the Acts the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employees or auditors of the Company or of any holding company of the Company or of any subsidiary undertaking of the Company or of such holding company, or who are or were at any time trustees of any pension or retirement benefit scheme for the benefit of any employees or ex employees of the Company or of any subsidiary undertaking, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in connection with their duties, powers or offices in relation to any such holding company or subsidiary undertaking or pension or retirement benefit scheme

140         Record dates

The Company or the Directors may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared.